Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
EnerVest Monroe Limited Partnership and Subsidiaries
Houston, Texas

We have audited the accompanying consolidated balance sheets of EnerVest Monroe Limited Partnership and subsidiary (the “Partnership”), a Texas Limited Partnership, as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income (loss), changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental natural gas producing information (unaudited) is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This additional information is the responsibility of the Partnership’s management. Such information has not been subjected to the auditing procedures applied in our audits of the basic financial statements, and, accordingly, we express no opinion on it.

Deloitte & Touche LLP
Houston, Texas
March 27, 2007

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES (A Texas Limited Partnership)
CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005
(in thousands)

	2006	2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1	$1
Accounts receivable:
Natural gas sales	3,021	4,121
Related party	1,664	1,378
Prepayments	318	886

Total current assets	5,004	6,386

PROPERTY AND EQUIPMENT:
Natural gas properties-successful efforts method	66,119	65,635
Accumulated depreciation, depletion, and amortization	(19,944)	(18,041)

Net property and equipment	46,175	47,594

TOTAL	$51,179	$53,980

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable	$577	$748
Current portion of commodity hedge liability	5,988	14,054

Total current liabilities	6,565	14,802

LONG-TERM LIABILITIES:
Commodity hedge liability	-	11,808
Asset retirement obligations	1,432	1,334

Total long-term liabilities	1,432	13,142

COMMITMNETS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	493	514
Limited Partner	48,677	50,927
Accumulated other comprehensive loss	(5,988)	(25,405)

Total partners’ capital	43,182	26,036

TOTAL	$51,179	$53,980

See notes to consolidated financial statements.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES (A Texas Limited Partnership)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 2006 and 2005
(in thousands)

	2006	2005

REVENUES:
Natural gas sales-net	$12,567	$13,109
Natural gas marketing sales	12,481	15,426

Total revenues	25,048	28,535

EXPENSES:
Lease operating expenses	5,513	5,044
Cost of purchased natural gas	11,624	14,033
Production taxes	38	48
Asset retirement obligations accretion expenses	96	97
Depreciation, depletion and amortization	1,902	1,879
Management fees	100	100
General and administrative expenses	417	323

Total expenses	19,690	21,524

OTHER INCOME -Interest and other income	10	23

NET INCOME	5,368	7,034

OTHER COMPREHENSIVE INCOME (LOSS)	19,417	(11,671)

COMPREHENSIVE NET INCOME (LOSS)	$24,785	$(4,637)

See notes to consolidated financial statements.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES (A Texas Limited Partnership)
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
For the Years Ended December 31, 2006 and 2005
(in thousands)

	General Partner	Limited Partner	Accumulated Other Comprehensive Loss	Total Partners’ Capital

PARTNERS’ CAPITAL - January 1, 2005	$524	$51,855	$(13,734)	$38,645
Unrealized loss on hedging	—	—	(21,961)	(21,961)
Reclassification adjustment into earnings	—	—	10,290	10,290
Capital contributions	8	852	—	860
Distributions	(88)	(8,744)	—	(8,832)
Net income	70	6,964	—	7,034

PARTNERS’ CAPITAL - December 31, 2005	514	50,927	(25,405)	26,036
Unrealized gain on hedging	—	—	12,659	12,659
Reclassification adjustment into earnings	—	—	6,758	6,758
Capital contributions	—	—	—	—
Distributions	(75)	(7,564)	—	(7,639)
Net income	54	5,314	—	5,368

PARTNERS’ CAPITAL - December 31, 2006	$493	$48,677	$(5,988)	$43,182

See notes to consolidated financial statements.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005
(In thousands)

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,368	$7,034
Adjustments to reconcile net income to net cash flows provided by operating activities:
Ineffectiveness on derivative instruments	(456)	456
Asset retirement obligations accretion expense	96	98
Depreciation, depletion and amortization	1,902	1,879
Changes in operating assets and liabilities:
Accounts receivable	815	(459)
Prepayments	567	(429)
Accounts payable	(177)	(379)

Net cash provided by operating activities	8,115	8,200

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of natural gas properties	(476)	(327)
Proceeds from property sale	—	99

Net cash used in investing activities	(476)	(228)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions by partners	—	860
Distributions to partners	(7,639)	(8,832)

Net cash used in financing activities	(7,639)	(7,972)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS - Beginning of year	1	1

CASH AND CASH EQUIVALENTS - End of year	$1	$1

See notes to consolidated financial statements.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)

Note 1. Organization and Business

EnerVest Monroe Limited Partnership and subsidiaries (collectively, the “Monroe Partnership”) was formed and commenced operations on December 2, 1998, for the purpose of acquiring and, if warranted, developing an interest in producing properties located in the Louisiana region. EnerVest Management Partners, Ltd. is the general partner (the “General Partner”) and TIFD III-X Inc. is the limited partner (the “Limited Partner”). The Monroe Partnership was formed with initial capital contributions of $624 (1%) and $61,803 (99%) made by the General Partner and Limited Partner, respectively. The Monroe Partnership has a wholly owned subsidiary, EnerVest Monroe Marketing, Ltd. (“Marketing”), that is engaged in marketing natural gas and a wholly owned subsidiary, EnerVest Monroe Gathering, that is engaged in transportation of natural gas. The Monroe Partnership, under the provisions of the Agreement of Limited Partnership (the “Agreement”), will continue in existence until December 31, 2018, unless it is terminated earlier following the provisions of the Agreement.

Certain natural gas properties and related assets of the Monroe Partnership were purchased by a subsidiary of EV Energy Partners, L.P. (the “Partnership”) on March 29, 2007 for $95.3 million in cash. The Partnership is a Delaware master limited partnership engaged in acquiring, producing and developing oil and natural gas properties.

Note 2. Significant Accounting Policies

Principles of Consolidation—The consolidated financial statements include the accounts of EnerVest Monroe Limited Partnership and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statements of Cash Flows—The Monroe Partnership considers short-term investments with an original maturity of three months or less to be cash equivalents.

Natural Gas Properties—The Monroe Partnership follows the successful efforts method of accounting for its natural gas properties and, accordingly, exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered proved commercial reserves. If proved commercial reserves are not discovered, such drilling costs are expensed. The costs of all development wells and related equipment used in the production of natural gas are capitalized. A gain or a loss is recognized when a property is sold or an entire field ceases to produce and is abandoned.

The costs of natural gas properties (including plugging, abandonment, and site restoration costs) are charged to expense as depreciation, depletion, and amortization (“DD&A”) using the unit-of-production method. DD&A for natural gas properties for the years ended December 31, 2006 and 2005 was $1,902 and $1,879 , respectively.

The Monroe Partnership reviews its natural gas properties for impairment whenever events or changes in circumstances indicate that the carrying amounts of such properties may not be recoverable. When it is determined that a natural gas property’s estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount of the asset to its estimated fair value. For the years ended December 31, 2006 and 2005, no impairments were recognized. Lease acquisition costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis, and any impairment in value is recognized. Lease rentals are expensed as incurred.

Revenue Recognition—Natural gas revenues are recorded using the sales method, whereby the Monroe Partnership recognizes natural gas revenues based upon the amount of natural gas sold and delivered to product purchasers on its behalf. At December 31, 2006 and 2005, the Monroe Partnership had no material natural gas imbalances.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (continued)
(in thousands)

The Monroe Partnership accounts for its natural gas marketing activities on a gross basis because title transfers when natural gas is purchased from and sold to related and third parties.

Income Taxes—The Monroe Partnership is not a taxpaying entity for federal or state income tax purposes and, accordingly, it does not recognize any expense for such taxes. The income tax liability resulting from the Monroe Partnership’s activities is the responsibility of the Monroe Partnership’s partners. In the event of an examination of the Monroe Partnership’s tax return, the tax liability of the partners could be changed if an adjustment of the Monroe Partnership’s income or loss is ultimately sustained by the taxing authorities.

Distributions—Available cash flows in excess of operating requirements are distributed monthly to the partners according to their respective interests.

Financial Instruments—The Monroe Partnership’s financial instruments consist of cash and cash equivalents, receivables, payables, and commodity derivatives. Commodity derivatives are recorded at fair value (see Note 4). The carrying amount of the Monroe Partnership’s other financial instruments approximate fair value because of the short-term nature of the items.

Accounting for Derivatives—The Monroe Partnership accounts for its derivative instruments in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. In accordance with the Monroe Partnership’s risk management policy, the Monroe Partnership uses certain derivative instruments in the form of commodity contracts to reduce exposure to downward price fluctuations on its anticipated natural gas production. The Monroe Partnership does not engage in speculative transactions. The derivative instruments are designated as hedges of future cash flows of forecasted natural gas production. The Monroe Partnership formally assesses, both at the hedge’s inception and on an ongoing basis, whether the hedge contract is highly effective in offsetting changes in cash flows of the hedged transaction. Factors such as commodity price volatility and counterparty credit risk affect the effectiveness of a hedge contract.

Changes in the fair value of cash flow hedges are included in partner’s capital as Other Comprehensive Income (“OCI”) until the hedged production affects earnings. Settlement amounts and ineffective portions of cash flow hedges are removed from OCI and recorded in the statement of operations as revenues. The Monroe Partnership discontinues hedge accounting prospectively when it is determined that the derivative no longer qualifies as an effective hedge, or when it is no longer probable that the hedged production will occur. When hedge accounting is discontinued because the derivative no longer qualifies as an effective hedge, the derivative continues to be carried on the balance sheet at its fair value, with subsequent changes in its fair value recognized in current-period earnings. Gains and losses related to discontinued hedges that were previously accumulated in OCI will remain in OCI until earnings are affected by the hedged production, unless it is no longer probable that the hedged production will occur. Gains and losses that were accumulated in OCI will be immediately recognized in current-period earnings for hedged production that will no longer occur.

New Accounting Pronouncements—In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Instruments, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that would otherwise require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 also amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Monroe Partnership adopted SFAS No. 155 on January 1, 2007, and does not expect the adoption to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to provide guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a fair value hierarchy and clarifies the principle that fair value should be based on assumptions market participants would use when pricing the asset or liability. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Monroe Partnership will adopt SFAS No. 157 on January 1, 2008, and does not expect the adoption to have a material impact on its financial statements.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (continued)
(in thousands)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been selected are reported in earnings. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Monroe Partnership will adopt SFAS No. 159 on January 1, 2008, and has not yet determined the impact, if any, on our consolidated financial statements.

Note 3. Asset Retirement Obligations

The Monroe Partnership follows SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. For the Monroe Partnership, asset retirement obligations represent the future abandonment costs of tangible assets such as platforms, wells, service assets, pipelines, and other facilities. SFAS No. 143 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. Asset retirement obligations at December 31, 2006 and 2005 were as follows:

	2006	2005
ARO liability—January 1	$1,334	$1,366
ARO accretion expense	96	98
ARO revisions	2	(130)
ARO liability—December 31	$1,432	$1,334

Note 4. Derivative Instruments

The Monroe Partnership currently uses natural gas swap agreements set up through the Limited Partner to hedge future natural gas production. The price swap agreements provide for the Monroe Partnership to receive or make counterparty payments on the differential between the fixed price and variable index price for natural gas on a monthly basis. The index in the Monroe Partnership’s natural gas swap agreements is based on the NYMEX natural gas index. At December 31, 2006, the fair value associated with the Monroe Partnership’s derivative agreements was a liability of $5,988. As of December 31, 2006, net unrealized losses of $5,988 have been reflected as accumulated other comprehensive income. Based on the fair value of these agreements as of December 31, 2006, the Monroe Partnership will transfer that amount to earnings during the next 12 months when the forecasted transactions actually occur. However, because of the volatility in commodity prices, the corresponding value in OCI is subject to change prior to its reclassification into earnings. The Monroe Partnership has hedges of future natural gas production in place as of December 31, 2006, as follows:

Year	Fixed Price	Volume (MMBTU)
2007	$ 3.8000	1,964,784

For the years ended December 31, 2006 and 2005, the Monroe Partnership hedged 2,062,116 MMBTU and 2,169,324 MMBTU, respectively, both at a weighted-average price of $3.7750. Had no hedging activities been conducted, natural gas revenues would have increased by $6,758 and $10,290 for the years ended December 31, 2006 and 2005, respectively. During the years ended December 31, 2006 and 2005, the Monroe Partnership recognized $(456) and $456 of ineffectiveness, respectively.

Note 5. Related-Party Transactions

Under the terms of the Agreement, the General Partner is to provide management, accounting, and advisory services to the Monroe Partnership in exchange for a management fee of $100 per year. During each of the years ended December 31, 2006 and 2005, the Monroe Partnership recognized $100 for management fees.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (continued)
(in thousands)

A wholly owned subsidiary of the General Partner provides all the operating activities for the Monroe Partnership, which includes revenue and expense allocation for the wells based on the Monroe Partnership interest in the properties. As of December 31, 2006 and 2005, the Monroe Partnership was due $1,919 and $1,433, respectively, for revenues and other amounts the affiliate has collected on the Monroe Partnership’s behalf. As of December 31, 2006 and 2005, the Monroe Partnership owed $255 and $55, respectively, to this same affiliate for lease operating costs and capital expenditures incurred on its behalf. All receivables and payables are presented net on the balance sheet. During the years ended December 31, 2006 and 2005, the Monroe Partnership purchased natural gas from a related party of approximately $5,625 and $5,958, respectively.

Note 6. Participation in Costs and Revenues

The Agreement provides that all items of revenue, costs, and expenses shall be allocated 1% to the General Partner and 99% to the Limited Partner (except for the gain on the sale of producing properties, as defined in the Agreement, which shall be allocated in accordance with the terms of the Agreement) until such time when payout is reached. Payout is defined as the last day of the calendar month during which the discounted cash distributions or the discounted U.S. federal income tax benefit received by the Limited Partner shall equal the discounted capital contributions of the Limited Partner. Payout uses a discount rate of 10%. Once payout has been obtained, the revenue, costs, and expenses shall be allocated 35% to the General Partner and 65% to the Limited Partner. As of December 31, 2006, payout had not been reached and cumulative distributions to the Limited Partner totaled $42,058.

Note 7. Concentration of Credit Risk

The Monroe Partnership’s revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, the Monroe Partnership’s customers may be similarly affected by changes in economic and other conditions within the industry. The Monroe Partnership has experienced no credit losses on such sales.

Note 8. Commitments and Contingencies

The Monroe Partnership, through a wholly owned subsidiary, has entered into various natural gas marketing agreements (the “Marketing Agreements”) with third-party producers (the “Sellers”). Under the terms of the Marketing Agreements, the Sellers agree to sell and deliver, and the Monroe Partnership agrees to receive and purchase, the contract quantity for a particular transaction as set forth in the transaction confirmation. Sales and purchases will be on a firm or interruptible basis, as specified per the Marketing Agreements. The Marketing Agreements may be terminated on a 30-days written notice.

The Monroe Partnership, through a wholly owned subsidiary, has entered into various natural gas transportation agreements (the “Transportation Agreements”) with Sellers. Under the terms of the Transportation Agreements, the Sellers desire to dedicate natural gas which it owns or controls from various wells in Monroe Field, for transportation and re-delivery through a pipeline system owned by the Monroe Partnership. The Transportation Agreements may be terminated on a 30-days written notice. The Monroe Partnership is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such disputes or legal actions will have a material adverse effect on the Monroe Partnership’s consolidated financial position or results of operations.

Note 9. Supplemental Financial Information for Natural Gas Producing Activities (Unaudited)

The following reserve estimates present the Monroe Partnership’s estimate of the proven natural gas reserves and net cash flows in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by Cawley, Gillespie & Associates, Inc., independent petroleum consultants. The Monroe Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. The prices used in the calculations below were regional cash price quotes on the last day of the year except for volumes subject to fixed price contracts. The weighted average prices for the total estimated proved reserves at December 31, 2006 and 2005 were $5.64 and $9.44 per MMBtu of natural gas, respectively. All of the gas reserves purchased from the Monroe Partnership are located in the United States.

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (continued)
(in thousands)

(a)	Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Monroe Partnership.

	Year Ended December 31,
	2006	2005
	Natural Gas (MMcf)

Proved developed and undeveloped reserves:
Beginning of period	71,617	75,007
Net extensions, discoveries, and improved recoveries	-	-
Purchases of reserves	-	-
Production	(2,885)	(3,033)
Revision of previous estimates	(3,554)	(357)
End of period	65,178	71,617
Proved developed reserves:
Beginning of period	71,460	74,963
End of period	65,101	71,460

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved natural gas reserves (“Standardized Measure”) is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the natural gas reserves of the property. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved natural gas reserves is as follows (in thousands):

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Future cash inflows	$330,078	$631,472
Future production costs	(199,504)	(179,719)
Future development and abandonment costs	(92)	(138)
Future net cash flows	130,482	451,615
10% annual discount for estimated timing of cash flows	(74,416)	(291,919)
Standardized measure of discounted future net cash flows	$56,066	$159,696

ENERVEST MONROE LIMITED PARTNERSHIP AND SUBSIDIARIES
(A Texas Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (continued)
(in thousands)

Changes in the standardized measure of discounted future net cash flows relating to proved gas reserves are as follows (in thousands):

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Balance, beginning of period	$159,696	$95,912
Increases (decreases):
Sales of natural gas, net of production costs	(13,775)	(18,763)
Net changes in prices and production costs	(125,547)	75,410
Extensions, discoveries, and improved recoveries	-	-
Purchases of reserves	-	-
Development costs incurred	476	327
Changes in estimated future development costs	(430)	(407)
Accretion of discount	15,969	9,591
Revisions in estimates	(3,054)	(797)
Timing and other	22,731	(1,577)
Change in standardized measure	(103,630)	63,784
Balance, end of period	$56,066	$159,696

Estimates of economically recoverable natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas may differ materially from the amounts estimated.